POWER OF ATTORNEY


	Know all by these presents that, the undersigned hereby constitutes and appoints each of Bruce N. Kuhlik, Celia A. Colbert, Debra A. Bollwage and Jon Filderman the undersigned's true and lawful attorney-in-fact and agent, with full power to act, together or each without the others to:

(1)	execute for and on behalf of the undersigned, in the undersigned's capacity as an officer of Merck & Co., Inc. (the "Company"), Forms 3, 4 and 5 in
accordance with Section 16(a) of the Securities Exchange Act of 1934 and the
rules thereunder;

(2)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

       The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

       This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

       This Power of Attorney may be executed in counterparts and all such duly executed counterparts shall together constitute the same instrument. Notwithstanding anything to the contrary contained herein, this Power of Attorney is limited to the powers granted as described above and does not grant the attorneys and agents the authority to spend each of the undersigned's money or sell or dispose of each of the undersigned's property.

Additional Provisions:
Except as otherwise specifically provided herein, the Power of Attorney granted herein shall not in any manner revoke in whole or in part any other power of attorney that the undersigned previously has executed, whether individually, or in a representative or in any other capacity.

This Power of Attorney shall not be revoked by any subsequent power of attorney that the undersigned may execute, individually or in a representative or in any other capacity, unless such subsequent power specifically states that the instrument is intended to revoke (i) this particular instrument by specific reference; (ii) all prior specific powers of attorney; or (iii) all prior powers of attorney.

The "CAUTION TO THE PRINCIPAL" AND "IMPORTANT INFORAMTION FOR THE AGENT" statements below are required under the New York General Obligations Law:

CAUTION TO THE PRINCIPAL: Your Power of Attorney is an important document. As the "principal," you give the person whom you choose (your "agent") authority to spend your money and sell or dispose of your property during your lifetime without telling you. You do not lose your authority to act even though you have given your agent similar authority.

When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest. "Important Information for the Agent" at the end of this document describes your agent's responsibilities. Your agent can act on your behalf only after signing the Power of Attorney before a notary public.

You can request information from your agent at any time. If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.

You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind. If you are no longer of sound mind, a court can remove an agent for acting improperly.

Your agent cannot make health care decisions for you. You may execute a "Health Care Proxy" to do this.

The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15. This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us.

If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.



IMPORTANT INFORMATION FOR THE AGENT:

When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal. This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked. You must: (1) act according to any instructions from the principal, or, where there are no instructions, in the principal's best interest; (2) avoid conflicts that would impair your ability to act in the principal's best interest; (3) keep the principal's property separate and distinct from any assets you own or control, unless otherwise permitted by law; (4) keep a record or all receipts, payments, and transactions conducted for the principal; and (5) disclose your identity as an agent whenever you act for the principal by writing or printing the principal's name and signing your own name as "agent" in either of the following manner: (Principal's
  Name) by (Your Signature) as Agent, or (your signature) as Agent for (Principal's Name).

You may not use the principal's assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney. If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal's best interest. You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal's guardian if one has been appointed. If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.

Liability of agent:

The meaning of the authority given to you is defined in New York's General Obligations Law, Article 5, Title 15. If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.


IN WITNESS WHEREOF, this instrument has been duly executed as of the 28th day of
  October 2009, to be effective at the effective time of the transactions contemplated by that certain Agreement and Plan of Merger, dated March 8, 2009, as amended by and among Merck Sharp & Dohme Corp. (formerly Merck & Co., Inc.), Merck & Co., Inc. (formerly Schering-Plough Corporation), SP Merger Subsidiary One, and SP Merger Subsidiary Two.


  /s/ Thomas H. Glocer

Thomas H. Glocer

Director

State of      New York   )
County of     Rockland    ) ss.:
On the 28th day of October in the year 2009 before me, the undersigned, personally appeared Thomas H. Glocer, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he or she executed the same in his or her capacity, and that by his or her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

           /s/ Lilibeth Oquendo
Signature and Office of individual taking acknowledgment

I, Celia A. Colbert, have read the foregoing Power of Attorney. I am a person identified therein as agent for the principal named therein. I acknowledge my legal responsibilities.

Agent signs here: ==> ________/s/ Celia A. Colbert

State of     New Jersey   )
County of      Hunterdon    ) ss.:
On the 30th day of October in the year before me, the undersigned, personally appeared Celia A. Colbert, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he or she executed the same in his or her capacity, and that by his or her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.
    /s/ Kim Horvath
Signature and Office of individual taking acknowledgment


I, Bruce N. Kuhlik, have read the foregoing Power of Attorney. I am a person identified therein as agent for the principal named therein. I acknowledge my legal responsibilities.

Agent signs here: ==>      /s/ Bruce N. Kuhlik

State of     New Jersey     )
County of      Hunterdon     ) ss.:
On the 30th day of October in the year before me, the undersigned, personally appeared Bruce N. Kuhlik, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he or she executed the same in his or her capacity, and that by his or her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.
         /s/ Kim Horvath
Signature and Office of individual taking acknowledgment


I, Debra A. Bollwage, have read the foregoing Power of Attorney. I am a person identified therein as agent for the principal named therein. I acknowledge my legal responsibilities.

Agent signs here: ==>          /s/ Debra A. Bollwage

State of      New Jersey    )
County of      Hunterdon     ) ss.:
On the 3rd day of November in the year before me, the undersigned, personally appeared Debra A. Bollwage, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he or she executed the same in his or her capacity, and that by his or her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.
              /s/ Kim Horvath
Signature and Office of individual taking  acknowledgment


I, Jon Filderman, have read the foregoing Power of Attorney. I am a person identified therein as agent for the principal named therein. I acknowledge my legal responsibilities.

Agent signs here: ==>         /s/ Jon Filderman

State of     New Jersey    )
County of     Hunterdon    ) ss.:
On the 3rd day of November in the year before me, the undersigned, personally appeared Jon Filderman, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he or she executed the same in his or her capacity, and that by his or her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.
      /s/ Kim Horvath
Signature and Office of individual taking acknowledgment

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